EXHIBIT 99.1

Adept Technology Announces Acquisition of Leading Autonomous Mobile Robot Provider

PLEASANTON, Calif., June 14, 2010 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today announced that it has entered into an agreement to acquire privately held MobileRobots Inc., a provider of industry leading autonomous robot and automated guided vehicle (AGV) technologies. Based in New Hampshire, MobileRobots uniquely positions Adept to deliver productivity gains in unstructured environments, many of which reside beyond traditional robot applications. Equipping Adept's global sales channels with autonomous robots and associated technologies will enable the company to address the needs of the production logistics markets.

"With this acquisition, Adept strengthens its ability to develop and deliver highly flexible automation solutions aligned with the needs and demands of our target markets," said John Dulchinos, President and CEO of Adept Technology, Inc. "We are clearly focused on removing the challenges and costs associated with manual and less sophisticated means of moving critical components through production environments in a flexible manner and MobileRobots extends this value proposition beyond our industry's traditional application areas."

From individual robots in hospitals to fleets of AGVs in factories, automation solution providers and end-users have increasingly depended on million-mile proven solutions from MobileRobots. The ability for the company's autonomous platforms to navigate in unstructured environments and provide comprehensive solutions and unmatched flexibility in delivering supplies, components and parts in complex and peopled environments has been paramount to the adoption of MobileRobots across numerous industries.

"Joining Adept and leveraging their resources and international sales infrastructure will enable the MobileRobots team to capitalize on the over fifteen years of investment into developing technologies and solutions for markets with clearly defined needs," said Jeanne Dietsch, CEO and Co-founder of MobileRobots Inc. "In carefully analyzing the combining of the companies it became clear that our roadmap, positioning, organization and culture are complementary and the acquisition will therefore enable us to more rapidly and fully service our customers."

The acquisition of MobileRobots expands Adept's automation presence in markets including industrial, commercial, medical, research and academia and will contribute to continued innovation in the automation of logistical processes. The MobileRobots team brings unmatched expertise in autonomous platform design and advanced fleet management along with applications experience and an established industry network. Upon completion of the acquisition, MobileRobots employees will become part of the Adept MobileRobots group and will work with Adept's existing engineering, operations and service teams in Pleasanton, CA, Dortmund, Germany and Singapore.

The terms of the acquisition involve approximately $1 million of cash at closing, plus 763,359 shares of Adept common stock which is subject to vesting conditions, and a contingent cash payment of up to $320,000 after one year for an estimated transaction value of $4.5 million. The acquisition is subject to customary closing conditions and is expected to be completed by July 2010. MobileRobots generated $3.9M in revenues in 2009. The transaction is expected to be accretive in the second fiscal year of combined operations.

About Adept Technology, Inc.

Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaged Goods, Life Sciences, Disk Drive/Electronics and Semiconductor/Solar, as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

All trade names are either trademarks or registered trademarks of their respective holders.

The Adept MobileRobots logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7600

Forward-Looking Statements

This press release contains forward-looking including, without limitation, statements about our expectations for completion of our acquisition of MobileRobots and the results of the combined company and our ability to capitalize on the acquired business and increased market activity to increase orders, grow revenues and earnings. Such statements are based on current expectations, estimates and projections about the successful completion of the acquisition, integration with the Company's business and the combined company's results. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. The Company's actual results could differ materially from those expressed in forward-looking statements for a variety of reasons, including but not limited to: the fact that any acquisitions could be difficult to integrate, disrupt our business, increase our expenses, and adversely affect our financial condition or results of operations; factors affecting our fluctuating operating results including factors difficult to forecast or outside our control; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the timing and impact of the Company's restructuring activities and subsequent decisions to restore employee salaries, increase sales and marketing program spending, and other expense-related matters; the Company's inability to react quickly or adequately to changes in demand for our products; risks of acceptance of the Company's new or current products in the marketplace; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2009, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

CONTACT:  Adept Technology, Inc.
          Press and Industry Analysts:
          Lauren Bucher, Marketing
            925.245.3400
            Fax: 925.960.0452
            lauren.bucher@adept.com
          Financial Analysts:
          Lisa Cummins, Chief Financial Officer
            925.245.3413
            Fax: 925.245.3510
            investor.relations@adept.com